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                                                                     EXHIBIT 8.1

                          GIBSON, DUNN & CRUTCHER LLP
                             333 South Grand Avenue
                       Los Angeles, California 90071-3197
                                 (213) 229-7000

                               December 27, 1999

                                                                  C  30736-00001

Fidelity National Financial, Inc.
17911 Von Karman Avenue, Suite 300
Irvine, California 92614

         Re: Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as special tax counsel to Fidelity National Financial, Inc., a Delaware corporation ("Fidelity"), in connection with the preparation and execution of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 1, 1999 and amended as of October 13, 1999, by and between Fidelity and Chicago Title Corporation ("Chicago Title"), a Delaware corporation. Pursuant to the Merger Agreement, Chicago Title will merge with and into Fidelity (the "Merger"). At your request, we have examined the form of Registration Statement on Form S-4 (Registration Number 333-89163) filed by Fidelity with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") on October 15, 1999 (as amended, the "Registration Statement"), in connection with the registration under the Securities Act of shares of Fidelity's common stock to be issued to the stockholders of Chicago Title upon consummation of the Merger.

         You have requested our opinion regarding the accuracy of the federal income tax matters described in the Registration Statement under the caption "Certain U.S. Federal Income Tax Consequences of the Merger--Material Federal Income Tax Consequences to Chicago Title Stockholders".

         In rendering this opinion, we have reviewed the Merger Agreement, the Registration Statement and such other documents as we have deemed necessary or appropriate. We have relied upon the truth and accuracy at all relevant times of the facts, statements, covenants, representations and warranties contained in the Merger Agreement and the Registration Statement. We have also assumed the authenticity of original documents submitted to us, the conformity to the originals of documents submitted to us as copies, and the due and valid execution and delivery of all such documents where due execution and delivery are a prerequisite to the effectiveness thereof.



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Fidelity National Financial, Inc.
December 27, 1999
Page 2


         Based upon the foregoing, it is our opinion that the discussion in the form of Joint Proxy Statement/Prospectus, which forms part of the Registration Statement, under the caption "Certain U.S. Federal Income Tax Consequences of the Merger--Material Federal Income Tax Consequences to Chicago Title Stockholders," to the extent it constitutes descriptions of legal matters or legal conclusions regarding the federal income tax laws of the United States, is accurate in all material respects.

         This opinion represents our best judgment regarding the application of federal income tax laws under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. We undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws. Furthermore, in the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

         This opinion addresses only the matters described above, and does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction undertaken in connection with the Merger.

         We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus, which forms a part of the Registration Statement.

                                                 Very truly yours,



                                                 /s/ Gibson, Dunn & Crutcher LLP